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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 21, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects to discontinued operations discussed in Note 17 as to which the date is June 20, 2008, relating to the financial statements and financial statement schedule, which appears in Casella Waste Systems, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2008. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts October 14, 2008

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  Exhibit 23.2